UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855)423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 17, 2012, Mr. Paul Arena separated from service as the Chief Executive Officer of Augme Technologies, Inc. (the “Company”) and Hipcricket, Inc. and as the Chairperson of the Company’s Board of Directors.  Mr. Arena will continue as a director.  Mr. Robert Hussey has been appointed as interim Chief Executive Officer of the Company and Hipcricket, Inc.  On September 17, 2012 Mr. Ernest Purcell resigned from the Company’s Board of Directors.  Mr. Purcell was a member of the Audit Committee.  Mr. Purcell’s resignation was not as a result of any disagreement with the Company on its operations, policies or practices.

Mr. Hussey, age, 63, most recently served as the Company’s interim Chief Operating Officer from June 15, 2012 until September 10, 2012.  Prior to his appointment as Chief Operating Officer, Mr. Hussey served as President and CEO of Digital Lightwave, Inc., from March 2010 to March 2012.  Digital Lightwave, Inc. is a leading provider of optical networking test equipment and technology.  From November 2007 to March 2012, Mr. Hussey was the Chairman of World Racing Group, Inc. Mr. Hussey currently sits on the Board of Advisors of Amphion Innovations, plc and Argentum Capital Partners.  He is also a Director and Chairman of the Audit Committee of Axcess International, Inc., Director of Digital Lightwave, Inc., CPX Interactive, Inc. and Moonit.com.

Mr. Hussey has no family relationship with any of the officers or directors of Augme.  With the exception of the Consulting Agreement entered into on June 15, 2012 and the Warrant issued to him on that date, both of which were reported on a Current Report on Form 8-K filed on June 21, 2012, and the Warrant issued to him on September 10, 2012, which was reported on a Current Report on Form 8-K filed on September 13, 2012, Mr. Hussey has not had any transactions with the Company during the past fiscal year to the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

Item 8.01               Other Events

On September 18, 2012, the Company issued a press release concerning the management changes described in Item 5.02 above. The initial press release included an error in that it described Mr. Arena’s initial date of employment as June 8, 2012 instead of June 8, 2010. A corrected press release was subsequently issued.

Item 9.01	Financial Statements and Exhibits

No.	Description

99.1	Corrected Press Release issued by Augme Technologies, Inc., dated September 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: September 18, 2012	By:	/s/Robert Hussey
Robert Hussey Interim Chief Executive Officer

Exhibit Index

No.	Description

99.1	Corrected Press Release issued by Augme Technologies, Inc., dated September 18, 2012